Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETFd (ISHHYLD) iShares Core 10+ Year USD Bond ETF (ISHILTB)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-22-2016

Security Type:
BND/CORP


Issuer
Targa Resources Partners LP (2027)

Selling
Underwriter
Wells Fargo Securities, LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Wells Fargo Securities, LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Citigroup Global Markets
Inc., Barclays Capital Inc., Deutsche Bank
Securities Inc., RBC Capital Markets,
LLC ., BBVA Securities Inc., Capital One
Securities, Inc., Goldman, Sachs & Co.,
J.P. Morgan Securities LLC, PNC Capital
Markets LLC, ABN AMRO Securities (USA)
LLC, Credit Suisse Securities (USA) LLC,
ING Financial Markets LLC, Morgan Stanley
& Co. LLC, MUFG Securities Americas Inc.,
SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, BB&T Capital
Markets, a division of BB&T Securities,
LLC, BNP Paribas Securities Corp.,
Citizens Capital Markets, Inc., The
Huntington Investment Company, Scotia
Capital (USA) Inc., U.S. Bancorp
Investments, Inc.


Transaction Details

Date of Purchase
09-22-2016


Purchase
Price/Share
(per share / %
of par)
$100

Total
Commission,
Spread or
Profit
0.750%


1.	Aggregate Principal Amount Purchased
(a+b)
$35,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$17,831,000

b. Other BlackRock Clients
$17,169,000

2.	Aggregate Principal Amount of
Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.07


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
09-30-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
09-30-2016

Global Syndicate Team Member